UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006 (January 17, 2006)

PEOPLES ENERGY CORPORATION
THE PEOPLES GAS LIGHT AND COKE COMPANY
NORTH SHORE GAS COMPANY
(Exact name of registrants as specified in their charters)

Illinois	1-5540	36-2642766
Illinois	2-26983	36-1613900
Illinois	2-35965	36-1558720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 17, 2006, Peoples Energy Corporation issued a press release announcing that it has reached a settlement agreement related to its utilities' fiscal 2001 gas charge proceedings as well as four other years pending before the Illinois Commerce Commission. As a result of this settlement, Peoples Energy Corporation expects to record a $92 million pre-tax charge, or approximately $1.45 per share, in its fiscal first quarter ended December 31, 2005. The charge is expected to be allocated approximately $75 million to The Peoples Gas Light and Coke Company and $17 million to North Shore Gas Company. The settlement and allocation must receive Illinois Commerce Commission approval before it becomes final. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following is furnished as an exhibit to this report.

Exhibit
Number	Description
99	Press Release dated January 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY NORTH SHORE GAS COMPANY
(Registrants)

Date: January 19, 2006	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer